Exhibit 77(q)(1)(e)(2)

                              SCHEDULE OF APPROVALS

                               with respect to the

                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                             ING SENIOR INCOME FUND

                                       and

                              ING INVESTMENTS, LLC

                                               Annual Investment Management Fee
Fund                                         (as a percentage of Managed Assets)
----                                         -----------------------------------

ING Senior Income Fund                                      0.80%